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                                    EXHIBIT 24.1

                      CONSENT OF DAVID PATRICK AND COMPANY, P.C.

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                                [LETTERHEAD]


     Consent of Independent Auditors

     To the Board of Directors of One eCommerce Corporation

     We consent to the inclusion of our report dated July 9, 1998, with respect to the financial statements of One Commerce Corporation as of December 31, 1998 and for the two years then ended, in the form SB-2 registration statement filed under the Securities Act of 1933 for One eCommerce Corporation.



          /s/ DAVID PATRICK AND COMPANY, P.C.

          July 12,1999